UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: January 3, 2006

MIDDLESEX WATER COMPANY

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830

(Address of principal executive offices, including zip code)

(732)-634-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Middlesex Water Company

Item. 8.01.	Other Events

Announcement regarding Dennis Doll assuming responsibilities as President and CEO of Middlesex Water as outlined in the attached press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer

Dated:	January 3, 2006

DENNIS DOLL TAKES HELM AT MIDDLESEX WATER

ISELIN, NJ, (January 3, 2006 ) Middlesex Water Company, (NASDAQ:MSEX), a provider of water and wastewater services in New Jersey and Delaware, announced today that Dennis W. Doll has assumed responsibilities as President and Chief Executive Officer of the Iselin-based company, effective January 1, 2006. As previously announced, Mr. Doll took over the position held by former President and CEO Dennis G. Sullivan who retired the end of 2005.

“We have worked on various initiatives together over the past year related to financial performance, strategic growth and ways to better serve our customers. Moving forward into 2006, we intend to realize the full value of this planning,” said Doll. “These initiatives include a $4.3 million increase in annual revenues granted to Middlesex by the New Jersey Board of Public Utilities in December 2005, a keen focus on strategic and profitable growth in both our regulated and non-regulated businesses, diligent attention to operational excellence and fiscal accountability and further development of the skills of our dedicated workforce.”

Dennis Doll had served Middlesex Water as Executive Vice President since November 1, 2004, and had previously served as a member of the executive management team of the Northeast Region of American Water, the nation’s largest investor-owned water purveyor. Mr. Doll, a Certified Public Accountant, is a graduate of Upsala College with a Bachelor of Arts Degree in Accounting and Economics.

Mr. Sullivan had been with Middlesex since 1984, having served as Vice President and General Counsel before being appointed President in 2001. Doll added, “I have great admiration and respect for Dennis and for what he has accomplished during his tenure at Middlesex Water. The Company has a firm foundation of service in New Jersey and real potential for growth throughout its service area. He is leaving us in solid shape to take further advantage of regulated and non-regulated opportunities to enhance long-term shareholder value.”

Tidewater Utilities, Inc., a subsidiary of Middlesex Water providing service in southern Delaware, has experienced steady double-digit growth in recent years and recently hit the 28,000 customer mark. Tidewater has grown from a 3,200 customer water utility in 1992 to a water and wastewater utility and management services company. Tidewater Environmental Services, Inc., a subsidiary of Middlesex Water also operating in Delaware, recently completed an acquisition marking its formal entry into the regulated wastewater business in Delaware.

DENNIS DOLL TAKES HELM AT MIDDLESEX WATER/Page 2

About Middlesex Water Company

Middlesex Water Company, organized in 1897, is an investor-owned water utility, serving customers in central and southern New Jersey and in the State of Delaware. The Company and its New Jersey subsidiaries – Pinelands Water Company and Pinelands Wastewater Company—are subject to the regulations of the Board of Public Utilities of the State of New Jersey. Middlesex Water operates the water and wastewater utilities for the City of Perth Amboy through its subsidiary, Utility Service Affiliates (Perth Amboy) Inc. The Company’s Delaware subsidiaries, Tidewater Utilities, Inc., together with Southern Shores Water Company, and Tidewater Environmental Services, Inc. are subject to the regulations of the Public Service Commission in Delaware. These companies are also subject to various Federal and State and regulatory agencies concerning water quality standards.

For additional information regarding Middlesex Water Company, visit the Company’s Web site at www.middlesexwater.com or call (732) 634-1500.

Certain matters discussed in this press release are “forward-looking statements” regarding the Company’s results of operations and financial position. Such statements address future plans, objectives, expectations and events concerning various matters such as capital expenditures, earnings, litigation, growth potential, rate, regulatory matters, liquidity, capital resources and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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For further information, please call:

Middlesex Water Company

1500 Ronson Road

Iselin, New Jersey 08830

www.middlesexwater.com

Contact: Bernadette Sohler, Director of Communications